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                                                                   Ex-99.(G)(2)

                                  APPENDIX A
                                      TO
                          MASTER CUSTODIAN AGREEMENT
                          ---------------------------

Wells Fargo Master Trust
       C&B Large Cap Value Portfolio
       Disciplined Growth Portfolio
       Diversified Fixed Income Portfolio
       Diversified Stock Portfolio
       Emerging Growth Portfolio
       Equity Income Portfolio/1/
       Equity Value Portfolio
       Index Portfolio
       Inflation-Protected Bond Portfolio
       International Core Portfolio/2/
       International Growth Portfolio
       International Index Portfolio
       International Value Portfolio
       Large Cap Appreciation Portfolio
       Large Company Growth Portfolio
       Managed Fixed Income Portfolio
       Short-Term Investment Portfolio
       Small Cap Index Portfolio
       Small Company Growth Portfolio
       Small Company Value Portfolio
       Stable Income Portfolio
       Strategic Small Cap Value Portfolio
       Total Return Bond Portfolio

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/1/  On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust
     approved the name change of the Equity Income Portfolio to the Disciplined Value Portfolio effective July 16, 2010.
/2/ On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust approved the name change of the International Core Portfolio to the International Equity Portfolio effective July 16, 2010.